Exhibit 3.166

BYLAWS

OF

Advanced Disposal Services Somerset, Inc.

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates representing shares shall set forth thereon the statements prescribed by Section 1528 of the Business Corporation Law of 1988 and by any other applicable provision of law, shall be executed, by facsimile or otherwise, by the President or a Vice- President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or by any other officer or officers authorized to do so by the Board of Directors.

2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may but shall not be required to create and issue fractions of a share, either represented by a certificate or uncertificated, which, unless otherwise provided in the articles of incorporation, shall represent proportional interests in all the voting rights, preferences, limitations, and special rights, if any, of full shares. If the corporation creates but does not provide for the issuance of fractions of a share, it shall: (1) arrange for the disposition of fractional interests by those entitled thereto; (2) pay in money the fair value of fractions of a share determined at the time and in the manner provided in the plan, amendment, or resolution of the Board providing for the creation of the fractional interests; or (3) issue scrip or other evidence of ownership, in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate), entitling the holder to receive a full share upon the surrender of the scrip or other evidence of ownership aggregating a full share, or the transfer of uncertificated scrip aggregating a full share, but which shall not, unless otherwise provided therein or with respect thereto, entitle the holder to exercise any voting right, to receive dividends or to participate in any of the assets of the corporation in the event of liquidation. The scrip or other evidence of ownership may be issued subject to the condition that it shall become void if not exchanged for full shares before a specified date, or subject to the condition that the shares for which the scrip or evidence of ownership is exchangeable may be sold and the proceeds thereof distributed to the holders of the scrip or evidence of ownership, or subject to any other conditions that the corporation deems advisable.

3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the transfer books for shares of the corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR SHAREHOLDERS. The corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this Section. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

If a record date is not fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the corporation; (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5. CERTIFICATION BY NOMINEE. The Board of Directors may adopt a procedure pursuant to the provisions of Section 1763 of the Business Corporation Law of 1988 whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons.

6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law of 1988 confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

7. SHAREHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors, provided, that at least one meeting of the shareholders shall be held in each calendar year for the election of directors. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law of 1988 confers the right to fix the date upon a shareholder or shareholders. An adjournment or adjournments of any duly organized annual or special meeting may be taken, provided, that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding fifteen days each as the shareholders who are present and entitled to vote shall direct, until the directors have been elected.

- PLACE. Annual meetings and special meetings shall be held at such place, within or without the Commonwealth of Pennsylvania, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the registered office of the corporation in the Commonwealth of Pennsylvania.

- CALL. The annual meeting may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting, or if, in any calendar year, an annual meeting shall not be called by the directors or by any authorized officer and shall not be held, any shareholder may call any such meeting at any time thereafter. A special meeting may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting or by the shareholders whenever the Business Corporation Law of 1988 confers such right upon them.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person and shall state the place, day, and hour of the meeting and any other information required by any provision of the Business Corporation Law of 1988. The notice of a special meeting shall state the general nature of the business to be transacted. In all cases, the notice shall comply with the express requirements of the Business Corporation Law of 1988. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law of 1988 or the articles of incorporation or these Bylaws the shareholders’ meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose. Written notice of any meeting shall be given to a shareholder personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified, telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX, or facsimile number) appearing on the books of the corporation, at least five days before the date of the meeting, unless any provision of the Business Corporation Law of 1988 shall prescribe a greater elapsed period of time. If the corporation is not a closely held corporation as defined by Section 1103 of the Business Corporation Law of 1988 and if it gives notice by mail of any regular or special meeting of the shareholders (or any other notice required by the Business Corporation Law of 1988 or by the articles of incorporation or these Bylaws to be given to all shareholders or to all holders of a class or series of shares) at least twenty days prior to the day named for the meeting or any corporate or shareholder action specified in the notice, the corporation may use any class of postpaid mail. If a meeting is adjourned it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or the Business Corporation Law of 1988 requires notice of the business to be transacted and such notice has not been previously given. Whenever any written notice is required to be given to any shareholder or shareholders under the Business Corporation Law of 1988 or the articles of incorporation or these Bylaws, a waiver thereof in writing, signed by the shareholder or shareholders, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. The attendance of a shareholder at a meeting shall constitute a waiver of notice by him except where he attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

- VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof, except as otherwise provided by the Business Corporation Law of 1988. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book, or to vote at any meeting of shareholders.

- CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting- the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the

President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for him by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder for the purposes of this Section. Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons. Except as may otherwise be permitted by the Business Corporation Law of 1988, every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the corporation. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the corporation generally.

- JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

On request of the presiding officer of the meeting, or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

- QUORUM. A shareholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence at a duly organized meeting of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering the matter. The shareholders so present can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, provided, however, that those shareholders entitled to vote who attend a meeting of shareholders at which directors are to be elected that has been previously adjourned for lack of a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, although less than a quorum as fixed in this Section, and provided that those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

- VOTING. Except in elections for directors, and except as the Business Corporation Law of 1988 shall otherwise provide, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon requiring the affirmative vote of a majority of the votes cast by all the shareholders entitled to vote thereon and, if any shareholders are entitled to vote as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. In each election for directors, the candidates receiving the highest number of votes shall be elected.

8. TELEPHONE PARTICIPATION. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all shareholders participating in the meeting can hear each other.

9. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the corporation. Action taken by less than all of the shareholders entitled to vote thereon, or less than all of a class of shareholders entitled to vote thereon, shall not become effective until after at least ten days’ written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

10. FINANCIAL STATEMENTS. The Board of Directors shall furnish the shareholders with the financial statements specified in Section 1554 of the Business Corporation Law of 1988, except as otherwise provided by that Section.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY. Unless otherwise provided by statute, all powers enumerated in Section 1502 of, and elsewhere in, the Business Corporation Law of 1988 or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors. The Board of Directors shall have the authority to fix the compensation of directors for their services and a director may be a salaried officer of the corporation.

2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a shareholder, a citizen of the United States, or a resident of the Commonwealth of Pennsylvania. The initial Board of Directors shall consist of              persons. Except for the first Board of Directors, such number may be fixed from time to time by action of the shareholders or of the directors, or, if the number is not so fixed, the number shall be             . The number of directors may be increased or decreased by action of shareholders or of the directors.

3. ELECTION AND TERM. The first Board of Directors shall consist of the directors selected by the incorporator. Each initial director shall hold office until the first annual meeting of shareholders and until his successor has been selected and qualified or until his earlier death, resignation, or removal. Thereafter, each director who is selected at an annual meeting of shareholders, and each director who is selected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified or until his earlier death, resignation, or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

4. MEETINGS.

- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE. Meetings shall be held at such place within or without the Commonwealth of Pennsylvania as shall be fixed by the Board.

- CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted at, or the purpose of, the meeting. Any requirement of furnishing a written notice shall be waived by any director who signs a waiver of notice in writing before or after the time stated therein, or who attends the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

- QUORUM AND ACTION. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as may be otherwise provided by the Business Corporation Law of 1988, acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

- CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS BY SHAREHOLDERS. The entire Board of Directors or any individual director may be removed from office in accordance with the provisions of Section 1726 of the Business Corporation Law of 1988. In case the entire Board or any one or more directors be so removed, new directors may be elected at the same meetings.

6. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the directors in office establish one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to any matter in respect of which the Business Corporation Law of 1988 prohibits the delegation of power or authority to a committee. In the absence or disqualification of a member and alternate member or members of a committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. No provision of this Article shall be construed as purporting to negate the provisions of subsection (c) of Section 1731 of the Business Corporation Law of 1988.

7. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior to or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the corporation.

8. TELEPHONE PARTICIPATION. One or more directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE III

OFFICERS

The corporation shall have a President, a Secretary, and a Treasurer, and may have such other officers and assistant officers as the Board of Directors shall authorize from time to time. The President and the Secretary shall be natural persons of full age. The Treasurer may be a corporation, but, if a natural person, shall be of full age. The Board of Directors shall elect and fix the compensation of all officers and assistant officers. Unless the Board shall otherwise require, it shall not be necessary for any of the officers of the corporation to be directors. Any number of offices may be held by the same person. The Board of Directors may secure the fidelity of any or all of the officers by bond or otherwise.

The Board of Directors, as soon as may be after its election in each year, shall elect or appoint a President, a Secretary, and a Treasurer, and from time to time may appoint one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers, and such other officers, agents, and employees as it may deem proper. The term of office of all officers shall be one year and until their respective successors are elected and qualify or until their earlier death, resignation, or removal.

All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be determined by or pursuant to resolutions or orders of the Board of Directors.

Any officer or agent may be removed by the Board of Directors with or without cause. The Board of Directors may fill any vacancy resulting from removal or otherwise.

ARTICLE IV

REGISTERED OFFICE- CORPORATE RECORDS

Subject to Section 109 of the Associations Code, the address of the initial registered office of the corporation in the Commonwealth of Pennsylvania is set forth in the original articles of incorporation.

The corporation shall keep at its registered office in the Commonwealth of Pennsylvania or principal place of business wherever situated or at the office of its registrar or transfer agent a share register giving the names and addresses of all shareholders and the number and class of shares held by each.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

After the adoption of the initial Bylaws by the incorporator, and except as otherwise required by the provisions of the Business Corporation Law of 1988, the authority to adopt, amend, and repeal the Bylaws is expressly vested in the Board of Directors, subject to the power of the shareholders to change such action.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of                     , a Pennsylvania corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: November 23, 2004

(SEAL)